As filed with the Securities and Exchange Commission on March 28, 2003

                                                Registration No. 333-______


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Farmstead Telephone Group, Inc.
           (Exact name of registrant as specified in its charter)

                Delaware                                 06-1205743
    (State or other jurisdiction of                    (IRS Employer
     incorporation or organization)                  Identification No.)

       22 Prestige Park Circle
          East Hartford, CT                                06108
(Address of principal executive offices)                 (Zip Code)


                           2002 Stock Option Plan
                          (Full title of the plan)

                               (860) 610-6000
                       (Registrant's telephone number)

                              Robert G. LaVigne
                          Executive Vice President
                           22 Prestige Park Circle
                      East Hartford, Connecticut 06108
                               (860) 610-6000
          (Name, address and telephone number, including area code,
                            of agent for service)

                                  Copy to:

                           Stephen B. Hazard, Esq.
                                Pepe & Hazard
                               Goodwin Square
                      Hartford, Connecticut 06103-4302
                               (860) 522-5175

                       CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                       Proposed         Proposed
                                                        maximum          maximum
Title of securities                Amount to be      offering price     aggregate           Amount of
 to be registered                registered (1)(2)     per share      offering price   registration fee (3)
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       1,300,000       $0.28-$1.00(3)      $419,360             $33.97
===========================================================================================================
Total Registration Fee                                                                        $33.97
===========================================================================================================

<F1>  This registration statement on Form S-8 (the "Registration
      Statement") covers shares of common stock, $.001 par value per share (the "Common Stock") of Farmstead Telephone Group, Inc. (the "Registrant") that may be offered and sold from time to time by the Registrant of up to 1,300,000 shares pursuant to the Registrant's 2002 Stock Option Plan.

<F2>  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended
      (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2002 Stock Option Plan.

<F3>  Estimated solely for purposes of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act, based on: (a) the average of the reported high and low prices for the Common Stock as reported in the American Stock Exchange on March 24, 2003 (which was $0.30 with respect to 1,161,500 shares of Common Stock subject to future grants of options under the 2002 Stock Option Plan; and (b) the following aggregate amount of 138,500 options to purchase Common Stock being registered with actual prices as set forth below, which have already been granted under the 2002 Stock Option Plan:

            Actual Exercise Price ($)      Aggregate Number of Options
            -------------------------      ---------------------------

                    $1.00                            10,000
                      .85                            25,000
                      .70                            23,000
                      .69                             1,000
                      .50                             2,000
                      .38                             1,000
                      .30                             3,000
                      .29                             1,000
                      .28                            72,500
                                                    -------
                                                    138,500
                                                    =======

The Exhibit Index appears after the Signature Page of this Registration
Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

      * The documents containing the information specified in Part I of this Registration Statement will be sent or given to option holders under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and therefore are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8 Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

                        Robert G. LaVigne
                        Executive Vice President
                        Farmstead Telephone Group, Inc.
                        22 Prestige Park Circle
                        East Hartford, CT 06108

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

      (a)   The Registrant's Certificate of Incorporation, as amended;

      (b)   The Registrant's Amended and Restated By-laws;

      (c) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 26, 2003;

      (d) The Registrant's Definitive Proxy Statement for the 2002 Annual Meeting of Stockholders, filed on April 19, 2002;

      (e) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

      (f) The description of the Registrant's common stock, contained in the Registrant's Registration Statements on Form SB-2 (Registration No. 333-5103) dated June 3, 1996 (as amended by Forms SB-2/A dated July 22, 1996 and August 12, 1996), and Form 8-A dated September 10, 1996, including any amendments or reports filed for the purpose of updating that description.

      All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13 (c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      The following summary is qualified in its entirety by reference to the complete text of the statute, Certificate of Incorporation, as amended, Amended and Restated By-Laws and agreements referred to below.

      The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

      The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Registrant's Certificate of Incorporation and Bylaws provide for the indemnification of the Registrant's directors to the fullest extent permitted under Delaware law.

      The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      Exhibit Number      Description
      --------------      -----------

          3(a) Certificate of Incorporation [Exhibit 3(a) to the S-18 Registration Statement of the Registrant's securities declared effective on April 13, 1987 (File No. 3-9556B)]

          3(b) Certificate of Amendment of Certificate of Incorporation [Exhibit 3(a) to Amendment No. 2 to SB-2 Registration Statement dated July 22, 1996 (Registration No. 333-5103)]

          3(c) Certificate of Amendment of Certificate of Incorporation of Farmstead Telephone Group, Inc., dated July 10, 1991 [Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 1991]

          3(d) Amended and Restated By-Laws [Exhibit 3(d) to the Annual Report on Form 10-K for the year ended December 31, 2000]

          3(e) Certificate of Amendment of Certificate of Incorporation of Farmstead Telephone Group, Inc., dated July 9, 2001 [Exhibit 3(e) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001]

          4(k) Farmstead Telephone Group, Inc. 2002 Stock Option Plan [Appendix A to the Proxy Statement on
                          Schedule 14A filed April 19, 2002 for the 2002 Annual Meeting of Stockholders]

          5(a)            Opinion of Counsel regarding legality

         23(a)            Independent Auditors' Consent

         23(b)            Independent Auditors' Consent

         23(c)            Independent Auditors' Consent

         23(d)            Consent of Counsel (included in Exhibit 5(a))

         24(a)            Power of Attorney (contained within Signature
                          Page)

Item 9.  Undertakings.

(a)   The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford, State of Connecticut, on this 25th day of March, 2003.

                                       FARMSTEAD TELEPHONE GROUP, INC.

                                       /s/ Robert G. LaVigne
                                       ------------------------------------
                                       Robert G. LaVigne
                                       Executive Vice President


                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. LaVigne and George J. Taylor, Jr., or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 25, 2003.

Name                             Title
----                             -----

/s/ George J. Taylor, Jr.        Chairman of the Board, Chief Executive
------------------------------   Officer and President (Principal Executive
George J. Taylor, Jr.            Officer)

/s/ Robert G. LaVigne            Executive Vice President, Chief Financial
------------------------------   Officer, Secretary and Treasurer
Robert G. LaVigne                (Principal Financial and Accounting
                                 Officer)

/s/ Harold L. Hansen             Director
------------------------------
Harold L. Hansen

/s/ Hugh M. Taylor               Director
------------------------------
Hugh M. Taylor

/s/ Joseph J. Kelley             Director
------------------------------
Joseph J. Kelley

/s/ Ronald P. Pettirossi         Director
------------------------------
Ronald P. Pettirossi